                                                           EXHIBIT 10.8



                              EMPLOYMENT AGREEMENT

      AGREEMENT, made as of the 27th day of February, 1997, by and between DIPLOMAT AMBASSADOR, INC., a Delaware corporation with offices at 1010 Arch Street, Philadelphia, Pennsylvania 19107 ("Employer"), and EDWARD KAUZ, an individual residing at 21 Wigwam Road, Locust, New Jersey 07760 ("Employee").

                              W I T N E S S E T H:

      WHEREAS, Employer desires to employ Employee on the terms and conditions set forth herein in its optical business, which business includes, but is not limited to, the design, manufacture, importing, and sale of eyewear; and

      WHEREAS, Employee desires to accept such employment by Employer;

      NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereby agree as follows:

      1. Employment.

            (a) Employer hereby agrees to employ Employee as its Vice Chairman, and Employee hereby accepts such employment upon the terms and conditions hereinafter set forth. Employer shall elect Employee as a member of its Board of Directors (the "Board") during the term of this Agreement, provided he is willing and able to serve in such capacity.

            (b) Employee hereby undertakes to perform all the duties and obligations assumed by him hereunder and such other duties, consistent with his position as an executive of Employer, as


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

Employer may from time to time reasonably require, and represents that he is free to enter into and perform this Agreement and that he will not thereby be in violation of any agreement or obligation to any other person or entity. In performing his duties hereunder, Employee shall at all times be subject to the supervision of more senior officers of Employer and to the authority and control of the Board of Directors of Employer.

      2. Term.

            (a) Employee's employment hereunder shall commence on the date hereof and shall terminate on the fifth (5th) anniversary of the date hereof, unless sooner terminated by the death of Employee or in accordance with the other provisions of this Agreement.

            (b) Employer shall have the right to terminate this Agreement immediately upon giving written notice to Employee only upon the occurrence of any of the following events:

                  (i) Due to physical or mental impairment, Employee is unable to perform substantially all of his duties and services hereunder for any period of one hundred eighty (180) consecutive days or for shorter periods aggregating more than one hundred eighty (180) days during any twelve (12) month period.

                  (ii) Employee breaches the provisions of Section 7 or 8 of this Agreement.

                  (iii) Employee breaches any material provision of this Agreement, other than Section 7 or 8, and such breach is not remedied within thirty (30) days after written notice thereof is


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

given to Employee by Employer.

                  (iv) Employee engages in willful misconduct that tends to materially adversely affect the operation or reputation of Employer.

                  (v) Employee willfully fails or refuses to perform substantially all of the duties provided for herein and fails to cure such conduct within seven (7) days after written notice thereof is given to Employee by Employer.

            (c) In the event of the termination of this Agreement in accordance with the foregoing provisions, Employer shall upon such termination be released from all further obligations to Employee hereunder, including without limitation Employer's obligation to make payments under Section 8, except that (i) Employer shall be liable to Employee for such salary under Section 4 as shall have been due and unpaid prior thereto, and (ii) Employer shall continue to be liable for the payments required under Section 8 if this Agreement terminates as a result of the death of Employee or if Employer terminates this Agreement under Section 2(b)(i).

      3. Duties of Employee.

            (a) Employee shall be an executive of Employer and shall perform such duties, consistent with his position as an executive of Employer, as the Board or more senior executives of Employer shall from time to time direct, including but not limited to providing services in the area of sales, marketing, and customer relations; providing advice with respect to designs and new lines; providing introductions to potential merger and acquisition


                                       3
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candidates; assisting in the development of an international sales force;
providing advice and assistance regarding mergers and acquisitions and transition management upon consummation of any such transaction; and providing advice and assistance regarding inventory control.

              (b) Employee will be based at Employer's main offices in Pennsylvania. Notwithstanding the foregoing, however, Employee's employment may involve extensive travel in circumstances where Employee will not be able to travel home over the weekend, but Employee shall not be required to travel for more than one-half (1/2) of his total working days without his consent.

              (c) Employee shall devote his full business time, energies, attention, and best efforts to the performance of his duties and services hereunder. During the term hereof, Employee shall not, without the prior written consent of Employer, directly or indirectly engage in any other business activity, whether or not pursued for profit or other pecuniary advantage. Nevertheless, Employee may (i) invest his assets in securities of any business entity whose securities are listed on any national securities exchange or NASDAQ, so long as such activity does not interfere with the performance of his duties as a full-time employee of the Company; (ii) spend a reasonable amount of time disposing of his business in Canada and winding down his business in the United States; and (iii) spend a reasonable amount of time disposing of or leasing his real property located in Cranford, New Jersey.

      4. Compensation. During the period Employee is employed


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hereunder, Employer shall pay to Employee for all of his duties, obligations, and services hereunder (other than his obligations under Section 8), a salary at an annual rate of One Hundred Thousand ($100,000.00) Dollars, which salary shall be payable at the same interval as other executive employees of Employer are paid.

      5. Benefits. During the period that Employee is employed hereunder, Employer shall provide the following benefits:

            (a) Employee shall be entitled to paid vacations in accordance with Employer's policies for executives with respect thereto, as established by the Board from time to time.

            (b) Employee shall be entitled to reimbursement, upon his submission of such expense accounts and supporting documents as are reasonably required by Employer, for all reasonable and necessary business expenses incurred by Employee as part of and in connection with the performance of his duties specified herein. Employer shall use its reasonable efforts to make reimbursement of expenses on a monthly basis. Notwithstanding the foregoing, however, a reasonable maximum amount of reimbursable expenses, and policies regarding reimbursable expenses, may from time to time be fixed in advance by the Board. Employee has been advised that current Board policies provide that reimbursement will not be made for the cost of first class travel.

            (c) Employer shall provide Employee (and his spouse and children where applicable) with medical benefits as in effect on the date of this Agreement, or as modified from time to time by


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

Employer at its discretion, which Employer provides to its nonunion employees generally. Employer shall reimburse Employee for all COBRA expenses with his existing medical plan until he qualifies for inclusion in Employer's medical plan.

            (d) Employee shall be entitled to participate in such retirement and other benefit plans as Employer may from time to time provide for its executive employees, subject to the terms and provisions of such plans as in effect from time to time.

            (e) Employer shall pay or reimburse Employee, on a monthly basis, for one-half (1/2) of the cost of (i) the monthly lease payments due under the lease for the Mercedes Benz automobile currently used by Employee, plus (ii) the actual cost incurred by Employee to insure such automobile. The total monthly lease payments are $1,171.00, and total annual insurance payments are currently $2,160.00.

            (f) Employee shall be entitled to paid sick days in accordance Employer's policies in effect for executive employees from time to time, and disability benefits under company group plans in effect from time to time.

      6. Phantom Stock.

            (a) For purposes of this Section 6, the term "Sale of Diplomat" shall mean one of the following transactions, but only if the parties who owned the outstanding common stock of Employer prior to the consummation of such transaction own less than 51% of the outstanding voting stock of the entity that owns Employer's assets immediately after the consummation of such transaction:
(i)


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the sale of the outstanding capital stock of Employer, (ii) the sale of substantially all of the assets of Employer, or (iii) any transaction or series of transactions which has a similar effect.

            (b) In the event of the Sale of Diplomat, as that term is defined in
Section 6(a), Employer shall pay or cause to be paid to Employee a portion of the proceeds of the Sale of Diplomat, or the cash value thereof, as if Employee owned 5% shares of the common stock of Employer issued and outstanding on the date of this Agreement from the date of this Agreement through the date of the closing of such transaction, adjusted as hereinafter provided.

            (c) For the purposes of this Section 6, the term "going public transaction" shall mean either:

                  (i) A registration statement is filed under the Securities Act of 1933 (the "1933 Act") for Employer's common stock, and the stock registered under such registration statement is subsequently offered for sale to the public, or

                  (ii) A substantial amount of capital is raised for Employer by means of a sale of its capital stock pursuant to a consummated transaction that is exempt from the registration requirements of the 1933 Act, and Rudy Slucker consummates the sale of all or part of his common stock of Employer as part of such transaction.

            (d) In the event of a going public transaction, Employee shall have the right to receive from Employer, immediately prior to the offering of Employer's stock to the public in the event of a going public transaction described in Section 6(c)(i), and


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immediately after the consummation of such transaction in the event of a going public transaction described in Section 6(c)(ii), a number of shares of the common stock of Employer equal to 5% of the number of such shares issued and outstanding on the date of this Agreement, adjusted as hereinafter set forth. In the event of a going public transaction described in Section 6(c)(i), Employee shall have the right to participate in the registration of Employer's stock in accordance with the provisions of Section 6(i).

            (e) The number of shares upon which Employee's rights are based pursuant to this Section 6 shall be adjusted to reflect stock splits, stock dividends, recapitalizations, and similar changes in Employer's outstanding common stock after the date of this Agreement. In addition, in the event of a transaction of the type described in Section 6(a) that does not result in the parties who owned the outstanding common stock of Employer prior to the consummation of such transaction owning less than 51% of the outstanding voting stock of the entity that owns Employer's assets immediately after the consummation of such transaction, upon such consummation, Employee's rights hereunder shall apply to the stock of of the entity that acquires Employer's assets. Employer agrees that, prior to a going public transaction described in
Section 6(c), Employee's interest in Employer under this Section 6 shall not be reduced by the issuance of common stock of Employer, or rights to acquire common stock of Employer, unless the interests in Employer owned by Rudy Slucker, Barry Budilov, their spouses, their children, any trust created for the benefit of any of them, or any


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entity controlled by any of them are reduced in the same proportion as a result of the issuance of such stock or rights.

            (f) In the event that Employee terminates his employment with Employer in breach of this Agreement, or, before or after the expiration of the term of this Agreement, Employee engages in criminal conduct in the course of his employment or other relationship with Employer, or engages or engaged in fraudulent conduct in his dealings with Employer before or after the date of this Agreement, or breaches his obligations under Section 7 or 8 of this Agreement, and no stock has been issued to Employee hereunder, Employer shall have the option to void the rights granted by Employer to Employee under this
Section 6 by written notice to Employee, and such rights shall be forfeited and canceled as of the date of this Agreement, as if they had never been granted, immediately upon the giving of such notice by Employer.

            (g) In the event that:

                  (i) Employee's employment with Employer terminates prior to the end of the term of this Agreement described in Section 2(a), and

                  (ii) such termination occurs prior to the issuance of stock to Employee under Section 6(d), and

                  (iii) Employer does not have the right to exercise, or does not exercise, the option granted to Employer under Section 6(f), and

                  (iv) Employer did not terminate Employee's employment in breach of this Agreement,


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Employee shall sell to Employer, and Employer shall purchase from Employee, the rights granted by Employer to Employee under this Section 6 for a purchase price equal to the net book value per share of such rights, which value shall be determined by reference to Employer's certified financial statements for the fiscal year preceding the year during which such termination occurs.

            (h) Employee's rights under this Section 6 shall be fully vested, and shall not be subject to any buy-back rights other than those described in
Section 6 (f), upon Employee having remained an employee of Employer for the full term of this Agreement described in Section 2(a), or upon the termination of Employee's employment by Employer in breach of this Agreement. In the event of the termination of this Agreement under Section 2(b)(i) or upon the death of Employee, Employee's rights under this Section 6 shall be partially vested, and shall not be subject to any buy-back rights other than those described in
Section 6(f), pro rata in the same proportion that the number of days that Employee was employed hereunder bears to the number of days in the full five-year term of this Agreement.

            (i) In the event a going public transaction described in Section 6(c) (hereinafter referred to as a "Piggyback Registration"), Employee shall have the right to include in such Piggyback Registration and in any underwriting involved therewith, such number of shares of Employer's common stock issued or to be issued to him under Section 6(d) (the "Section 6 Stock") as Employee may specify in a written request delivered to Employer


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

within fifteen (15) days after Employer gives Employee written notice of its plans for such Piggyback Registration, subject to the limitations and provisions contained in this Section.

                    (i) If the Piggyback Registration involves an underwriting, Employee's rights under this Section 6(i) shall be conditioned on his participation in such underwriting and the inclusion of his Section 6 Stock in such underwriting to the extent provided herein. Employee shall enter into an underwriting agreement in customary and reasonable form with the underwriter or underwriters selected for such underwriting by Employer in its sole discretion (collectively, the "Underwriter"), and shall complete, execute, and deliver to the Underwriter all questionnaires, powers of attorney, indemnities, and other documents requested by the Underwriter and such documents as may be required by the underwriting agreement. In addition, if the managing Underwriter informs Employer that it is their opinion that the total number of shares of common stock of Employer intended to be included in such offering should be reduced, then the number of shares of Section 6 Stock that Employee has requested to include in such offering shall be reduced pro rata in the same proportion that the number of shares that Rudy Slucker intended to include in such offering are reduced.

                    (ii) Employer shall not be required to maintain the effectiveness of any registration statement with respect to a Piggyback Registration in which Employee's common stock of Employer is included hereunder beyond the earlier of one hundred twenty


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(120) days after the effective date thereof or the consummation of the distribution by Employer of the common stock included in such registration statement.

                  (iii) Employee agrees that, if requested by the Underwriter in connection with a Piggyback Registration, he shall not effect any public sale or distribution of any common stock of Employer, including a sale pursuant to Rule 144 under the 1933 Act, without the consent of the Underwriter, during such time period as the Underwriter may reasonably request.

                  (iv) In connection with a registration of the Section 6 Stock hereunder, and as a condition to the inclusion of the Section 6 Stock in such registration, Employee shall furnish to Employer and the Underwriter such information as Employer or the Underwriter may from time to time reasonably request, and Employer may exclude the Section 6 Stock from such registration if Employee fails to furnish such information within a reasonable time after such request is made. Employee agrees to indemnify and hold Employer, its officers, directors, agents, and employees harmless from and against any and all loss, cost, liability, or expense, including reasonable attorneys' fees and expenses, arising out of or based upon any information so furnished by Employee to Employer or the Underwriter in connection with the registration of Employee's common stock of Employer hereunder.

            (j) The provisions of this Section 6 shall survive the expiration or termination of this Agreement.

      7. Confidentiality of Information and Duty of Nondisclosure.


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            (a) Employee acknowledges and agrees that his employment by Employer will involve his understanding of and access to certain trade secrets and confidential information pertaining to Employer's business and affairs.

            (b) Accordingly, Employee agrees that, at all times during the term of this Agreement and thereafter, he will not, directly or indirectly, without the express authority of Employer or the Board, disclose to or use for the benefit of any person or entity, or himself, any files, trade secrets, proprietary information, or other confidential information concerning Employer's business and affairs, including, without limitation, information pertaining to Employer's past, present, or prospective clients, customers, operations, methods, earnings, finances, or other activities. Further, Employee agrees that he will not, directly or indirectly, remove or retain, without the express prior written consent of Employer or the Board, any figures, calculations, letters, papers, records, documents, instruments, drawings, designs, programs, or any copies thereof or any information or instruments derived therefrom, or any other similar documents or information of any type or description, however such information might be obtained or recorded and on whatever medium such information may be contained, arising out of or in any way relating to Employer's business or affairs. Employee acknowledges that all of the foregoing constitutes proprietary information, which is the exclusive property of Employer.

            (c) Notwithstanding the foregoing, Employee may disclose


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Employer's proprietary information if and to the extent that he is ordered to do so by a court having jurisdiction over Employee; provided that Employee gives immediate notice of such order to Employer in order to give Employer the opportunity to intervene in the applicable proceeding to prevent such disclosure.

            (d) From and after the termination date of Employee's employment with Employer, the restrictions set forth in this Section 7 shall not apply to Employer's proprietary information that is then in the public domain, but only if Employee was not responsible, directly or indirectly, for permitting such information to enter the public domain without the consent of Employer and has no knowledge that such information entered the public domain without the consent of Employer.

      8. Covenant Not to Compete.

            (a) For purposes of this Agreement, the following terms shall have the defined meanings set forth below:

                  (i) The term "Restrictive Covenant Term" shall mean the longer of: (A) so long as Employee is employed by Employer in any capacity whatsoever, and for a period of one (1) year following the termination of his employment with Employer for any reason whatsoever, or (B) the six (6) year period commencing on the date of this Agreement.

                  (ii) The term "Customer" shall mean any person or entity to which Employer has sold goods or provided services during the two (2) year period prior to the date that the Employee's employment with Employer terminates.


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            (b) Employee covenants and agrees that, during the Restrictive
Covenant Term, Employee shall not, directly or indirectly, individually or in concert with others or as stockholder, director, officer, partner, member, principal, agent, employer, employee, or consultant, or in any other individual or representative capacity:

                  (i) Call on, solicit, serve, or cater to, or attempt to call on, solicit, serve, or cater to, any Customer for the purpose of rendering any service or selling any product competitive with, or usable for substantially the same purpose as, any service or product provided, manufactured or sold or in the process of development by Employer; or

                  (ii) Engage in the business of Employer and/or in the sale or in the marketing or sale of any service or product competitive with, or usable for substantially the same purpose as, any service or product provided, manufactured or sold or in the process of development by Employer.

            (c) Employee will not be bound by the provisions of this Section 8 if Employer (i) terminates Employee's employment in breach of this Agreement, or
(ii) does not renew this Employment Agreement after it expires in circumstances where Employer would not have had the right to terminate this Agreement based on Employee's breach prior to its expiration, or (iii) fails to cure a breach in the payment of amounts due and payable under this Section 8 within thirty (30) days after receipt of written notice of breach from Employee.


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              (d) Employee shall not be deemed to be in breach of his
obligations under this Section 8 as a result of activities relating to the sale or liquidation of his eyewear business in Canada.

              (e) In consideration of the restrictive covenant contained in this
Section 8, Employer shall pay to Employee the sum of Five Hundred Thousand ($500,000.00) Dollars, subject to the limitations hereinafter set forth.

                    (i) The sum required to be paid under Section 8(e) shall be payable in equal installments, at the same interval as the salaries of executive employees of Employer are paid, over a term of five (5) years, commencing one month after the commencement of the term of this Agreement.

                    (ii) In the event that Employee dies prior to the expiration of the Restrictive Covenant Term, except as otherwise expressly provided in Sections 2(c) and 8(e)(iii) of this Agreement, the remaining installments of the sum required to be paid under Section 8(e) shall be paid to Employee's estate, or in accordance with his will, or, in the absence of a will, to his heirs at law.

                    (iii) Notwithstanding anything to the contrary set forth above, the unpaid balance of the sum payable under Section 8(e) shall be forfeited by Employee in the event that his employment with Employer is terminated for any of the reasons specified in Section 2(b)(ii), 2(b)(iii), or 2(b)(iv); provided, that nothing set forth in this Agreement shall be deemed to constitute a waiver by Employer of any right or remedy it may have


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against Employee based on the events that served as the basis for such termination; and further provided, that the forfeiture of amounts payable under
Section 8(e) pursuant to the provisions of this Section shall not result in the release of Employee from his obligations set forth in this Section 8.

      9. Remedies for Breach of Nondisclosure or Noncompete Provisions.

            (a) Employee hereby acknowledges that his obligations under Sections 7 and 8 will continue in effect, notwithstanding the termination of his employment with Employer, and will be binding on his heirs, legal representatives, and assigns.

            (b) Employee hereby agrees that monetary damages alone will not adequately compensate Employer in the event of a breach by Employee of his obligations contained in Section 7 or 8. Therefore, Employee agrees that, in addition to any other remedies available to it, Employer shall be entitled to interim restraints and permanent injunctive relief for the enforcement of the provisions of Section 7 or 8, and to an accounting and payment over of all amounts received by Employee as a result of his breach of his obligations under
Section 7 or 8.

            (c) It is the intention of the parties hereto that the provisions of Sections 7 and 8 be construed and interpreted so as to afford the full measure of protection provided for therein. Each paragraph of Sections 7 and 8 will be construed as an agreement independent of any other provision of this Agreement. No claim or cause of action that Employee may have against Employer,


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whether predicted on his employment relationship with Employer or otherwise, will constitute a defense to the enforcement by Employer of Employee's agreements set forth in Sections 7 and 8.

      10. Indemnification.

            (a) Except as provided in Section l0(c), whenever Employee is a party, or is threatened to be made a party, to any pending, completed, or impending action, suit, or proceeding of any kind, whether civil, criminal, administrative, arbitrative, or investigative, by reason of serving or having served as an officer and/or employee of Employer, subject to the limitations set forth in this Section 10, Employee shall be indemnified by Employer, to the fullest extent permitted by law, against:

                  (i) in any action, suit, or proceeding other than an action by or in the right of Employer, all expenses (including reasonable attorneys' fees and expenses), judgments, fines, and amounts paid in settlement, actually and reasonably incurred by Employee, resulting from such action, suit, or proceeding, or

                  (ii) in any action or suit by or in the right of Employer, all expenses (including reasonable attorneys' fees and expenses) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, resulting from such action or suit.

            (b) If permitted by law, Employer may, but shall not be required to, purchase insurance on behalf of Employee against liability asserted against or incurred by Employee in his capacity as an officer and/or employee of Employer, or arising from


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Employee's status as an officer and/or employee of Employer, whether or not
Employer would be required to indemnify him against the same liability under the provisions of this Section 10(a).

            (c) In any claim for indemnification under this Section 10, (i) Employer shall have the right to settle any claim without the prior consent of Employee, provided that Employee receives a release from such claim, (ii) Employee may not settle or compromise any such claim without the prior written consent of Employer, and (iii) Employer may defend such claim with counsel of its own choosing (and in such event, Employer shall not be required to pay the expenses of counsel to Employee).

            (d) The indemnification rights set forth in this Section 10 shall not apply to claims based on fraud, gross negligence, or willful or intentional misconduct, or to any act of Employee (or any failure of Employee to act) that was not taken in good faith and within the scope of Employee's responsibilities. The rights granted in this Section 10 shall be void to the extent that they require indemnification under circumstances where such indemnification is not permitted under the law of the state where Employer is incorporated. Nothing set forth in this Section 10 shall preclude Employer from recovery for any loss or damage otherwise covered under any insurance policy or fidelity bond.

            (e) Nothing herein shall be deemed to prohibit to limit Employer's right to pay the costs (including reasonable attorneys' fees and expenses) incurred by Employee to defend Employee against any civil, criminal, administrative, or investigative action, suit,


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

or proceeding in advance of the final disposition thereof, upon receipt of an undertaking by or on behalf of Employee to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by Employer in accordance with this Section 10 and as authorized by applicable law.

            (f) Employee shall be entitled to recover from Employer all legal costs or expenses, including reasonable attorneys' fees and expenses, incurred by Employee to enforce his rights under this Section 10, or to collect any sums due from Employer under this Section 10.

      11. Escrow of Disputed Salary and Noncompete Payments. In the event that Employer terminates this Agreement under Section 2(b), and Employee disputes Employer's right to do so, or in the event that Employer ceases making payments to Employee under Section 8 and Employee disputes Employer's right to do so, Employer shall pay Employee's salary under Section 4, and/or the payments described in Section 8, as if this Agreement had not been terminated and/or as if such payments were required to be paid, into an interest bearing escrow account until such dispute is resolved. The interest earned on such account shall be paid over the party who ultimately receives the amounts paid into escrow.

      12. Notices. For the purposes of this Agreement, notices shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:


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

       If to Employee:

       21 Wigwam Road
       Locust, New Jersey 07760

       with a copy to:

       Stephen E. Lampf, Esq.
       Lampf, Lipkind, Prupis, Petigrow & LaBue
       80 Main Street
       West Orange, New Jersey 07052

       If to Employer:

       Diplomat Ambassador, Inc.
       1010 Arch Street, 3rd Floor
       Philadelphia, Pennsylvania 19107
       Attention: Mr. Barry Budilov

       with a copy to:

       Jay J. Rice, Esq.
       Nagel Rice & Dreifuss
       301 South Livingston Avenue
       Livingston, New Jersey 07039

or at such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

      13. Assignment; Binding Agreement. The duties and obligations of Employee hereunder may not be assigned or delegated by him. Employer may assign its rights hereunder to any affiliated or successor corporation or other entity, including a successor through the purchase of substantially all of its assets. This Agreement and all rights hereunder shall be binding upon, inure to the benefit of, and be enforceable by (a) Employee and his personal or legal representatives, executors, administrators, distributees, devisees, and legatees, and (b) Employer and its successors and assigns.


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

      14. Integration. This Agreement supersedes all prior agreements, contracts, understandings, negotiations, and other arrangements between the parties, including without limitation any employment contracts, agreements, or understandings in effect as of the date hereof.

      15. Miscellaneous.

            (a) No provisions of this Agreement may be modified, waived, or discharged unless such waiver, modification, or discharge is agreed to in writing signed by Employee and an authorized officer of Employer.

            (b) No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance by the other party hereto with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of any similar or dissimilar provisions or conditions at the same or at any prior to subsequent time.

            (c) No representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.

            (d) Except as otherwise expressly set forth above with respect to indemnification, the validity, interpretation, construction, and performance of this Agreement shall be governed by the laws of the State of New Jersey, but without giving effect to any choice of law provision that might otherwise make the law of a different jurisdiction control or apply.


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

      16. No Duty to Mitigate. In the event of a breach of this Agreement by Employer resulting in an improper termination of Employee's employment hereunder, it is expressly understood that Employee shall have no duty to mitigate his damages by seeking other employment.

      17. Amendments. This Agreement may not be amended, modified, or supplemented at any time whatsoever unless such amendment, modification, or supplement is reduced to writing and executed by Employee and an authorized officer of Employer.

      18. Separability. The provisions of this Agreement shall be considered to be separable and independent of each other. In the event that any provision of this Agreement shall be determined in any jurisdiction to be unenforceable, such determination shall not be deemed to affect the enforceability of any other provision of this Agreement. The parties agree that any court making such a determination is hereby requested and empowered to modify such unenforceable provision and to substitute therefor such limitation or provision of maximum scope as the court then deems reasonable and judicially enforceable, and the parties further agree that such substitute provision shall be enforceable in said jurisdiction as if set forth initially in this Agreement. Any such substitute provision shall be applicable only in the jurisdiction in which the original provision was determined to be unenforceable.

      19. Headings. The section headings in this Agreement are for the convenience of reference only and shall not be deemed to define, limit, or describe the scope and intent of this Agreement,


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

or any section or subsection thereof, or to alter or affect the interpretation of any provision thereof.

      20. Arbitration. Any dispute arising out of or relating to this Agreement shall be resolved in an arbitration proceeding in Essex County, New Jersey by an arbitrator who is a retired judge selected by the agreement of Employer and Employee, or, if Employer and Employee cannot agree on an arbitrator, he shall be a retired judge selected by the assignment judge of Essex County, New Jersey. The arbitrator shall be required to state the reasons for his decision, which decision shall be final and binding on Employer and Employee, and may be entered as a judgment in any court of appropriate subject matter jurisdiction.

      IN WITNESS WHEREOF, this Agreement has been executed by and on behalf of the parties hereto as of the day and year first above written.


                                        DIPLOMAT AMBASSADOR, INC.


                                        BY:  /s/ Rudy Slucker
                                           ------------------------------

                                           /s/ Edward Kauz
                                        ---------------------------------
                                           EDWARD KAUZ

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